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EXHIBIT 23.2

CONSENT OF LEGAL COUNSEL

Stewart & Stevenson Services, Inc.
Houston, Texas

I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my opinion regarding the legality of 300,000 shares of Stewart & Stevenson Services, Inc. Common Stock, without par value, to be issued upon either the grant of stock awards or the exercise of options granted pursuant to the Stewart & Stevenson Services, Inc. Amended and Restated 1996 Director Stock Plan, as amended.

/s/ WILLIAM L. MOLL, JR. William L. Moll, Jr. Managing Attorney August 30, 2004

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  EXHIBIT 23.2